Exhibit 99.1

LeMaitre Q1 2015 Record Sales $18.9mm (+13%), Op. Inc. $2.3mm

BURLINGTON, MA, April 28, 2015 — LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of vascular devices, today reported Q1 2015 results, announced a $0.04/share dividend and provided guidance.

Q1 2015 results included:

•	Record sales of $18.9mm, +13% vs. Q1 2014

•	Operating income of $2.3mm vs. an operating loss of $0.2mm

•	Operating margin of 12%

•	Net income of $1.4mm vs. a net loss of $0.2mm

•	Earnings of $0.08 per diluted share vs. ($0.01)

•	EBITDA of $3.2mm vs. $0.6mm

Q1 2015 sales of $18.9mm increased 13% (+14% organic) vs. Q1 2014. International sales increased 15%, while The Americas increased 12%. XenoSure and the HYDRO LeMaitre Valvulotome were the primary drivers of growth. Unit sales increased 12% in Q1 2015.

Gross margin increased to 69.2% in Q1 2015 from 67.0% in Q1 2014 largely due to XenoSure manufacturing efficiencies and price increases.

Operating expenses in Q1 2015 were $10.8mm, down 6% from $11.5mm in the year-earlier quarter. The decrease was driven by lower selling expenses and the absence of restructuring charges in Q1 2015. The Company ended Q1 2015 with 81 sales reps vs. 87 at the end of Q1 2014.

Chairman and CEO George LeMaitre said, “We continue to pursue 10% sales growth and 20% profit growth.”

Quarterly Dividend

On April 23, 2015, the Company’s Board of Directors approved a quarterly dividend of $0.04/share of common stock. The dividend will be paid June 5, 2015 to shareholders of record on May 22, 2015.

Business Outlook

The Company expects Q2 2015 sales of $18.9mm, a reported increase of 4% vs. Q2 2014. Excluding currency effects, this represents 12% sales growth. Excluding currency effects and acquisitions, this represents 6% sales growth (organic growth). The company expects Q2 2015 gross margin of 69.5%. The Company also expects Q2 2015 operating income of $2.0mm (11% operating margin).

The Company has increased its full-year 2015 sales guidance to $75.0mm, a reported increase of 5% vs. 2014. Excluding currency effects, this represents 13% sales growth. Excluding currency effects and acquisitions, this represents 8% sales growth (organic growth). The Company expects 2015 gross margin of 69.5%. The Company has increased its 2015 operating income guidance to $8.2mm (11% operating margin), an increase of 30% vs. 2014.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 877-546-5021 (+1 857-244-7553 for international callers), using pass-code 60182778. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q2 2015 and 2015 sales, gross margin and operating income levels. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products; the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse or fluctuating conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Contact:

J.J. Pellegrino, CFO

LeMaitre Vascular

781-425-1691

jpellegrino@lemaitre.com

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$17,025	$18,692
Accounts receivable, net	11,877	10,803
Inventory	16,456	16,714
Prepaid expenses and other current assets	2,439	2,379

Total current assets	47,797	48,588

Property and equipment, net	6,594	6,878
Goodwill	17,132	17,281
Other intangibles, net	6,619	7,157
Deferred tax assets	1,263	1,418
Other assets	168	170

Total assets	$79,573	$81,492

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,128	$1,127
Accrued expenses	6,023	7,479
Acquisition-related obligations	1,237	1,435

Total current liabilities	8,388	10,041

Deferred tax liabilities	2,917	2,919
Other long-term liabilities	341	325

Total liabilities	11,646	13,285

Stockholders’ equity
Common stock	189	188
Additional paid-in capital	76,041	75,389
Retained earnings	3,917	3,248
Accumulated other comprehensive loss	(3,961)	(2,365)
Treasury stock	(8,259)	(8,253)

Total stockholders’ equity	67,927	68,207

Total liabilities and stockholders’ equity	$79,573	$81,492

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended
	March 31, 2015	March 31, 2014

Net sales	$18,947	$16,754
Cost of sales	5,830	5,530

Gross profit	13,117	11,224

Operating expenses:
Sales and marketing	5,858	6,229
General and administrative	3,617	3,315
Research and development	1,152	1,344
Medical device excise tax	181	164
Restructuring charges	—	403

Total operating expenses	10,808	11,455

Income (loss) from operations	2,309	(231)

Other income (loss):
Other income (loss), net	17	(42)

Income (loss) before income taxes	2,326	(273)

Provision (benefit) for income taxes	957	(66)

Net income (loss)	$1,369	$(207)

Earnings per share of common stock
Basic	$0.08	$(0.01)

Diluted	$0.08	$(0.01)

Weighted - average shares outstanding:
Basic	17,422	15,586

Diluted	17,796	15,586

Cash dividends declared per common share	$0.040	$0.035

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended
	March 31, 2015		March 31, 2014
	$	%	$	%
Net Sales by Geography
Americas	$11,583	61%	$10,341	62%
International	7,364	39%	6,413	38%

Total Net Sales	$18,947	100%	$16,754	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending March 31, 2015
Net sales as reported	$18,947
Impact of currency exchange rate fluctuations	1,509
Net impact of acquisitions and distributed sales excluding currency	(1,311)

Adjusted net sales		$19,145

For the three months ending March 31, 2014
Net sales as reported	$16,754
Net impact of divestures excluding currency	(16)

Adjusted net sales		$16,738

Adjusted net sales increase for the three months ending March 31, 2015		$2,407	14%

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending June 30, 2015
Net sales per guidance	$18,900
Impact of currency exchange rate fluctuations	1,458
Net impact of acquisitions and distributed sales excluding currency	(1,146)

Adjusted net sales		$19,212

For the three months ending June 30, 2014
Net sales as reported	$18,161
Net impact of divestures excluding currency	(31)

Adjusted net sales		$18,130

Adjusted net sales increase for the three months ending June 30, 2015		$1,082	6%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2015
Net sales per guidance	$75,000
Impact of currency exchange rate fluctuations	5,090
Net impact of acquisitions and distributed sales excluding currency	(3,597)

Adjusted net sales		$76,493

For the year ending December 31, 2014
Net sales as reported	$71,097
Net impact of divestures excluding currency	(76)

Adjusted net sales		$71,021

Adjusted net sales increase for the year ending December 31, 2015		$5,472	8%

Reconciliation between GAAP and Non-GAAP sales growth - Excluding changes in foreign currency:
For the three months ending June 30, 2015
Net sales per guidance	$18,900
Impact of currency exchange rate fluctuations	1,458

Adjusted net sales		$20,358

For the three months ending June 30, 2014
Net sales as reported		$18,161

Adjusted net sales increase for the three months ending June 30, 2015		$2,197	12%

Reconciliation between GAAP and Non-GAAP sales growth - Excluding changes in foreign currency:
For the year ending December 31, 2015
Net sales per guidance	$75,000
Impact of currency exchange rate fluctuations	5,090

Adjusted net sales		$80,090

For the year ending December 31, 2014
Net sales as reported		$71,097

Adjusted net sales increase for the year ending December 31, 2015		$8,993	13%

	For the three months ended
	March 31, 2015	March 31, 2014
Reconciliation between GAAP and Non-GAAP EBITDA
Net income (loss), as reported	$1,369	$(207)
Amortization and depreciation expense	832	831
Provision (benefit) for income taxes	957	(66)

EBITDA	$3,158	$558